INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-22809 of the TIAA Real Estate Account on Form S-1 of our report dated February 6, 1997 relating to the financial statements of the TIAA Real Estate Account, and our report dated April 29, 1997 relating to the properties known as Arapahoe Park East, Westcreek Apartments, Parkview Plaza, Fairgate at Ballston, Two Newton Place, and Longview Executive Park, appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the use in such Amendment to such Registration
Statement of our report dated March 11, 1997 relating to the financial statements of Teachers Insurance and Annuity Association of America ("TIAA"). Such report expresses our opinion that the financial statements present fairly the financial position, results of operations, changes in contingency reserves and cash flows of TIAA in conformity with statutory accounting practices, a comprehensive basis of accounting described in Note 2 of those financial statements, and not in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

New York, New York
April 24, 1998